Exhibit 99.1

Alaska Communications Reports Second Quarter 2015 Results

-Continued Industry Leading Revenue Growth, Posting 9.4 Percent Total Broadband Revenue Increase-
-On Track to Achieve 2015 Run Rate EBITDA Target-
-Significant New Customer Wins Drive Momentum-

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 10, 2015--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the second quarter of 2015.

“Solid second quarter results tracked with our expectations, delivering good sequential top line growth and meeting targeted operational milestones all of which bode well for continued performance.

“In July, we posted a record breaking month of new sales activity with signed contracts representing annualized new revenues of $7.8 million. This incremental new revenue is expected to begin in the fourth quarter of this year giving further support to the momentum in Business and Wholesale revenue growth that makes us one of the fastest growing companies in our sector.

“We are also on track with our planned synergies related to the sale of our wireless operations and achieved significant cost reductions toward the back half of the quarter. We expect the financial benefits in the form of lower operating expense to be reflected in the third quarter as planned. With lower operating expense levels going forward and our continued top line performance, we reaffirm our run rate Adjusted EBITDA exiting 2015 guidance and are well poised to deliver shareholder value,” said President and CEO Anand Vadapalli.

Second Quarter 2015 Financial Highlights Compared to Second Quarter 2014

Top line performance was solid, as reflected by the following revenue categories.

  Total service and other:
    Revenue was $54.7 million. Compared to $53.4 million excluding the benefit of a $2.1 million release of revenue reserve, revenue grew 2.5 percent year over year.
    Total broadband revenue reached $19.0 million, up 9.4 percent from $17.3 million.
  Business and wholesale:
    Revenue grew to $29.9 million, up 7.7 percent from $27.7 million, led by continued strong broadband performance.
    Broadband revenues reached $12.4 million, up 12.1 percent from $11.1 million.
    Business broadband average revenue per user grew sequentially $12.88, or 6.4 percent, to $213.96.
    Business and wholesale comprised 54.6 percent of total service and other revenue.
  Consumer:
    Revenue was $10.1 million, down 3.1 percent from $10.4 million. The decrease, as expected, reflects general industry trends of the erosion of wireline connections and the company’s decision to discontinue non-profitable lower bandwidth speed products.
    Broadband revenues increased to $6.5 million, up 4.5 percent from $6.2 million.
    Consumer broadband average revenue per user grew sequentially $2.30, or 4.0 percent, to $60.37.
    Consumer comprised 18.5 percent of total service and other revenue.

Impact of Cost Savings and Synergies Related to the Sale of Wireless Business

  The sale of the wireless business closed on Feb. 2, 2015, and obligations under a transition services agreement were completed on Apr. 17, 2015. Thereafter, Alaska Communications accelerated its plan to achieve cost savings related to the wind down of the wireless business. These savings are from avoided costs associated with the wireless business as well as additional synergies derived from being a more focused Broadband and IT Managed services company. All the major avoided costs milestones have been achieved, but only partially benefited this quarter with the full benefit expected in the third quarter. Synergies will continue to be achieved throughout the rest of 2015.
  Adjusted EBITDA for the second quarter was $11.1 million and is expected to improve from the aforementioned actions as well as from continued top line performance. The company continues to target a run rate Adjusted EBITDA of $54 million to $56 million exiting 2015.

June 30, 2015 Balance Sheet Highlights

  Cash balances stand at $36.8 million, compared to $31.7 million at Dec. 31, 2014. During the first half of 2015, $7.0 million of wireless wind down costs associated with severance and store buyouts impacted cash as planned. For the second half of 2015, wind down costs are projected to be substantially lower.
  Total debt was $192.4 million, compared to $436.4 million at Dec. 31, 2014.

“In addition to positioning the business for future strong performance, we have been diligently working to refinance the current balance of $80.4 million on the term loan facility that matures late next year. We are pleased we have secured commitment letters from lenders and look forward to finalizing the credit agreements to bring this process to a close,” said CFO Wayne Graham.

2015 Guidance

The company’s 2015 guidance is confirmed as follows:

  Total service and other revenue of approximately $220 million
  Run rate Adjusted EBITDA exiting 2015 of $54 million to $56 million
  Net capital expenditures range of $34 million to $36 million, inclusive of $16 million of success based capital1
  Net debt at year end of approximately $159 million

1. The purchase of the North Slope Network is not included in capital spending guidance. Schedule 5 presents the impact of this investment on overall capital spending results for the year.

Conference Call

The company will host a conference call and live webcast on Monday, August 10, 2015 at 2:00 p.m. Eastern Daylight Time to discuss the results. The live webcast will include a slide presentation. Parties in the U.S. and Canada can access the call at 1-888-542-1137 and enter pass code 148513. All other parties can access the call at 1-719-955-1569.

The live webcast of the conference call will be accessible from the “Events Calendar” section of the company’s website (www.alsk.com). The webcast will be archived for 90 days. A replay of the call will be available two hours after the call and will run until September 11, 2015, at 5:00 p.m. EDT. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 5979520. All other parties can call 1-719-457-0820 and enter pass code 5979520.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and IT managed services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, and Free Cash Flow, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA, and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found on our website at http://www.alsk.com in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS’ control. Such factors include, without limitation, our ability to realize cost savings from the sale of our wireless operations, Universal Service Fund changes, adverse economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, including the refinancing of our senior credit facility maturing in October 2016, and the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company’s relationships with large customers, unforeseen changes in public policies, and changes in accounting policies, which could result in an impact on earnings. For further information regarding risks and uncertainties associated with ACS’ business, please refer to the Company’s SEC filings, including, but not limited to, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company’s SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Operating revenues:
Operating revenues, non-affiliates	$55,665	$78,803	$120,876	$155,348
Operating revenues, affiliates	-	1,755	575	3,541
Total operating revenues	55,665	80,558	121,451	158,889

Operating expenses:
Cost of services and sales, non-affiliates	30,078	29,800	56,383	59,858
Cost of services and sales, affiliates	-	15,001	4,961	29,761
Selling, general & administrative	22,611	25,314	50,595	49,909
Depreciation and amortization	8,075	8,475	17,016	17,265
(Gain) loss on disposal of assets, net	(724)	410	(39,386)	811
Earnings from equity method investments	-	(9,168)	(3,056)	(17,691)

Total operating expenses	60,040	69,832	86,513	139,913

Operating (loss) income	(4,375)	10,726	34,938	18,976

Other income and expense:
Interest expense	(4,257)	(8,672)	(14,304)	(17,529)
Interest income	17	6	42	14
Total other income and expense	(4,240)	(8,666)	(14,262)	(17,515)

(Loss) income before income tax benefit (expense)	(8,615)	2,060	20,676	1,461

Income tax benefit (expense)	3,755	(975)	(9,319)	(761)

Net (loss) income	(4,860)	1,085	11,357	700

Less net loss attributable to noncontrolling interest	(19)	-	(19)	-

Net (loss) income attributable to ACS	$(4,841)	$1,085	$11,376	$700

Net (loss) income per share:
Basic	$(0.10)	$0.02	$0.23	$0.01
Diluted	$(0.10)	$0.02	$0.22	$0.01

Weighted average shares outstanding:
Basic	50,252	49,377	50,085	49,146
Diluted	50,252	49,910	51,082	49,649

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2015	2014

Current assets:
Cash and cash equivalents	$36,831	$31,709
Restricted cash	9,467	467
Accounts receivable, net of allowance of $2,240 and $2,338	28,202	30,900
Materials and supplies	4,727	4,321
Prepayments and other current assets	7,309	6,575
Deferred income taxes	13,798	104,245
Current assets held-for-sale	-	9,565
Total current assets	100,334	187,782

Property, plant and equipment	1,322,906	1,333,134
Less: accumulated depreciation and amortization	(961,829)	(976,401)
Property, plant and equipment, net	361,077	356,733

Debt issuance costs	2,092	4,469
Deferred income taxes	11,360	-
Equity method investments	-	252,067
Non-current assets held-for-sale	22	14,664
Other assets	1,854	301
Total assets	$476,739	$816,016

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$4,297	$15,521
Accounts payable, accrued and other current liabilities, non-affiliates	64,979	54,373
Accounts payable, accrued and other current liabilities, affiliates, net *	-	4,853
Advance billings and customer deposits	4,734	4,490
Current liabilities held-for-sale	-	18,728
Total current liabilities	74,010	97,965

Long-term obligations, net of current portion	188,100	418,447
Deferred income taxes	-	81,267
Other long-term liabilities, net of current portion	63,489	24,370
Non-current liabilities held-for-sale	-	2,107
Deferred AWN capacity revenue, net of current portion	-	56,734
Total liabilities	325,599	680,890
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	504	497
Additional paid in capital	156,106	154,368
Accumulated deficit	(3,212)	(14,588)
Accumulated other comprehensive loss	(3,411)	(5,151)
Total ACS stockholders' equity	149,987	135,126
Noncontrolling interest	1,153	-
Total stockholders' equity	151,140	135,126

Total liabilities and stockholders' equity	$476,739	$816,016

* Affiliate balances are related to activity with our equity method investment in AWN.
On February 2, 2015 we sold our interest in AWN.

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net (loss) income	$(4,860)	$1,085	$11,357	$700
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation and amortization	8,075	8,475	17,016	17,265
Gain on wireless sale	(1,421)	-	(41,140)	-
Loss on the disposal of assets, net	697	410	1,754	811
Unrealized gain on ineffective hedge	(275)	-	(542)	-
Amortization of debt issuance costs and debt discount	990	1,268	4,671	2,666
Amortization of ineffective hedge	10	307	1,970	914
Amortization of deferred capacity revenue	(694)	(1,009)	(1,469)	(2,010)
Stock-based compensation	795	540	1,279	1,193
Deferred income tax (benefit) expense	(879)	974	(3,394)	747
Provision for uncollectible accounts	(204)	910	1,319	1,475
Cash distribution from equity method investments	-	9,168	3,056	17,691
Earnings from equity method investments	-	(9,168)	(3,056)	(17,691)
Other non-cash expense, net	1,016	40	543	207
Income taxes payable	(5,574)	-	8,038	-
Changes in operating assets and liabilities	(7,303)	(6,773)	(9,648)	(3,915)
Net cash (used) provided by operating activities	(9,627)	6,227	(8,246)	20,053

Cash Flows from Investing Activities:
Capital expenditures	(20,233)	(10,710)	(26,133)	(17,874)
Capitalized interest	(297)	(624)	(788)	(1,362)
Change in unsettled capital expenditures	5,117	2,772	674	(4,414)
Proceeds on sale of assets	3,126	-	3,126	-
Cash received in acquisition of business	-	-	-	68
Proceeds on wireless sale	1,680	-	278,068	-
Return of capital from equity investment	-	3,332	1,875	7,342
Net cash (used) provided by investing activities	(10,607)	(5,230)	256,822	(16,240)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,119)	(5,388)	(242,837)	(18,742)
Debt issuance costs	(15)	-	(1,042)	-
Cash paid in acquisition of business	-	-	(291)	-
Cash proceeds from non-controlling interest	250	-	250	-
Payment of withholding taxes on stock-based compensation	(3)	(2)	(402)	(583)
Excess tax benefit from share-based payments	(10)	-	733	-
Proceeds from issuance of common stock	135	132	135	132
Net cash used by financing activities	(762)	(5,258)	(243,454)	(19,193)

Change in cash and cash equivalents	(20,996)	(4,261)	5,122	(15,380)

Cash and cash equivalents, beginning of period	57,827	31,920	31,709	43,039

Cash and cash equivalents, end of period	$36,831	$27,659	$36,831	$27,659

Supplemental Cash Flow Data:
Interest paid	$5,557	$9,466	$8,941	$16,028
Income taxes paid	$1,965	$1	$3,942	$14

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net (loss) income	$(4,860)	$1,085	$11,357	$700
Add (subtract):
Interest expense	4,257	8,672	14,304	17,529
Interest income	(17)	(6)	(42)	(14)
Depreciation and amortization	8,075	8,475	17,016	17,265
Loss on disposal of assets, net	697	410	1,754	811
Earnings from equity method investment in TekMate	-	-	-	(12)
Earnings from equity method investment in AWN	-	(9,168)	(3,056)	(17,679)
Gain on sale of assets	(1,421)	-	(41,140)	-
AWN distributions received/receivable, net	-	12,500	765	25,000
AWN distributions received for the prior period	-	(4,167)	-	(4,167)
AWN distributions receivable within 12 days	-	4,167	-	4,167
Income tax (benefit) expense	(3,755)	975	9,319	761
Stock-based compensation	795	540	1,279	1,193
Long-term cash incentives	308	301	642	985
Net loss attributable to noncontrolling interest	19	-	19	-
Wireless sale transaction-related and wind down costs	6,962	40	11,308	212

Adjusted EBITDA	$11,060	$23,824	$23,525	$46,751

NonGAAP Measures:

In an effort to provide investors with additional information regarding the Company’s results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, depreciation and amortization, gain or loss on asset purchases or disposals, earnings on equity method investments, gain on the sale of our wireless operations, provisions for taxes, wireless transaction-related costs, loss attributable to noncontrolling interest, stock-based compensation, and expenses under the company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Adjusted EBITDA	$11,060	$23,824	$23,525	$46,751

Less:
Capital expenditures	(9,233)	(10,710)	(15,133)	(17,874)
Milestone billings for fiber build project for a carrier customer	-	-	2,500	-
Net capital expenditures	(9,233)	(10,710)	(12,633)	(17,874)

Purchase of North Slope fiber network
Acquisition price	(11,000)	-	(11,000)	-
Less: 50% due in 2016	5,500	-	5,500	-
Less: proceeds on sale of fiber to JV partner	2,650	-	2,650	-
Less: other cash proceeds	400	-	400	-
Net North Slope purchase	(2,450)	-	(2,450)	-

Amortization of GCI/AWN capacity revenue	(694)	(1,009)	(1,469)	(2,010)
Cash interest expense	(5,557)	(9,466)	(8,941)	(16,028)

Free cash flow	$(6,874)	$2,639	$(1,968)	$10,839

NonGAAP Measures:

In an effort to provide investors with additional information regarding the Company’s results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow (“FCF”) is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, net of cash received for a fiber build for carrier customer, less cash interest expense, significant non-cash revenue associated with our interconnection agreement with AWN and GCI, and in Q2 2015 the purchase of the North Slope fiber network.

ACS continues to have net operating losses and is not a significant taxpayer on ordinary income. Income taxes paid in 2015 are related to the Wireless retail sale and are not included in free cash flow.

Option two				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Service revenue:	2015	2014	2015	2014
Business and wholesale customers
Voice	$5,552	$5,671	$10,982	$11,282
Broadband	12,431	11,085	24,063	21,696
IT Services	810	945	1,539	1,533
Other	1,901	1,775	3,600	3,456
Wholesale	9,174	8,266	18,116	16,179
Business and wholesale service revenue	29,868	27,742	58,300	54,146

Consumer customers
Voice	3,342	3,837	6,770	7,713
Broadband	6,523	6,244	13,022	12,105
Other	247	359	536	782
Consumer service revenue	10,112	10,440	20,328	20,600

Total service revenue	39,980	38,182	78,628	74,746
Growth in service revenue	4.7%		5.2%
Growth in broadband service revenue	9.4%		9.7%

Other revenue:
Equipment sales	1,333	1,274	2,910	2,111
Access	8,471	8,968	17,057	17,961
High cost support	4,920	7,075	9,841	13,349
Total service and other revenue	54,704	55,499	108,436	108,167
Growth in service and other revenue	-1.4%		0.2%
Growth excluding equipment sales	-1.6%		-0.5%

Wireless and AWN related revenue:
Service revenue, equipment sales and other	242	19,694	6,300	39,171
Transition services	719	-	4,769	-
CETC	-	4,516	1,654	9,861
Amortization of deferred AWN capacity revenue	-	849	292	1,690

Total wireless & AWN related revenue	961	25,059	13,015	50,722

Total revenue	$55,665	$80,558	$121,451	$158,889

Adjusted for prior year access reserve releases:
Total service and other revenue	54,704	55,499	108,436	108,167
Prior year access reserve releases	-	(2,152)	-	(3,502)
Adjusted total service and other revenue	54,704	53,347	108,436	104,665
Growth in service and other revenue	2.5%		3.6%

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Voice:
Consumer access lines	40,888	42,492	46,740
Business access lines	78,544	78,734	80,172

Voice ARPU consumer	$26.73	$26.49	$26.95
Voice ARPU business	$23.53	$22.93	$23.63

Broadband:
Consumer connections	34,895	36,612	39,022
Business connections (2)	19,412	19,270	19,077

ARPU consumer	$60.37	$58.07	$52.51
ARPU business (1) (2)	$213.96	$201.08	$194.96

Churn:
Voice connections	1.1%	1.0%	1.9%
Broadband connections	2.6%	2.0%	2.4%

(1)	Business broadband ARPU was restated to reflect the movement of IT services revenue into a separate category.
(2)	How we calculate broadband connections has changed to exclude certain internal use circuits. Historical amounts have been restated to reflect appropriate comparisons period over period.

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt
(Unaudited, In Thousands)

	June 30,	December 31,
	2015	2014
2010 senior credit facility term loan due 2016	$80,355	$322,700
Debt discount - 2010 senior credit facility term loan due 2016	(972)	(1,014)
6.25% convertible notes due 2018	114,000	114,000
Debt discount - 6.25% convertible notes due 2018	(6,172)	(7,242)
Capital leases and other long-term obligations	5,186	5,524
	192,397	433,968
Less current portion	(4,297)	(15,521)
Long-term obligations, net of current portion	$188,100	$418,447

CONTACT:
Alaska Communications Systems Group, Inc.
Investor Contact:
Tiffany Dunn, 907-297-3103
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Associate Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com